UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

form 8-k

current report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 18, 2005

Atmospheric Glow Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	333-11591 (Commission File Number	62-1647888 (IRS Employer Identification Number)

_____________________________________

924 Corridor Park Blvd
Knoxville, Tennessee 37932-3723
(865) 777-3776

(Address, zip code and telephone number of principal executive offices)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

information to be included in the report

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Thomas W. Reddoch, Chief Executive Officer, Chairman and a director of Atmospheric Glow Technologies, Inc. ("AGT") agreed to make a short-term loan to AGT of up to $100,000. AGT received $50,000 of the proceeds on May 18, 2005 and is expected to receive the remainder of the proceeds in one or more installments later in May. It is also expected that the loan will be repaid to Mr. Reddoch as soon as AGT is able to replace the funds through other financing or equity investment. The loan will bear interest at the rate of 10% per annum. The principal and interest is due and payable upon demand.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See disclosure under Item 1.01 above.

signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

Atmospheric Glow Technologies, Inc.

Date: May 23, 2005 By: _/s/ Thomas W. Reddoch

Thomas W. Reddoch, Chairman and Chief Executive Officer